UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2017

HARMONY MERGER CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36842	46-5723951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Third Avenue, 37th Floor, New York, New York 10017

(Address of Principal Executive Offices) (Zip Code)

(212) 319-7676

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

As previously disclosed, Harmony Merger Corp. (“Harmony”) has entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 17, 2017, with Harmony Merger Sub, LLC (“Merger Sub”), NextDecade, LLC  (“NextDecade”) and certain members of NextDecade and entities affiliated with such members pursuant to which, following a series of simultaneous transactions to reorganize certain of these affiliates, Merger Sub will merge with and into NextDecade with NextDecade being the surviving entity of the merger and becoming a wholly-owned subsidiary of Harmony.

On July 21, 2017, Eric S. Rosenfeld, Harmony’s chief executive officer, David D. Sgro, Harmony’s chief operating officer, Thomas Kobylarz, Harmony’s chief financial officer, and one other initial stockholder of Harmony (collectively, the “Founders”), entered into agreements with third parties (collectively, the “Holders”) pursuant to which such Holders agreed to (i) purchase an aggregate of $5 million of Class B membership units of NextDecade and 300,000 shares of Harmony's common stock issued in Harmony's initial public offering ("Public Shares") and (ii) not seek conversion of an aggregate of 1,544,000 Public Shares (including those Public Shares purchased pursuant to such agreements) at the meeting being held to approve the Merger Agreement in exchange for the Founders agreeing to transfer to the Holders an aggregate of 256,839 shares of Harmony’s common stock owned by the Founders. The shares being transferred by the Founders are currently held in escrow and will remain in escrow pursuant to its terms.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2017

HARMONY MERGER CORP.

By:	/s/ Eric S. Rosenfeld
Name: Eric S. Rosenfeld Title: Chief Executive Officer